As filed with the Securities and Exchange Commission on July 29, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

KEYNOTE SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3226488
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Keynote Systems, Inc.

777 Mariners Island Boulevard

San Mateo, California 94404

(Address of Principal Executive Offices, including Zip Code)

1999 Equity Incentive Plan

1999 Employee Stock Purchase Plan

(Full title of the plan)

John Flavio

Senior Vice President of Finance and Chief Financial Officer

Keynote Systems, Inc.

777 Mariners Island Boulevard

San Mateo, California 94404

(650) 403-2400

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Jeffrey R. Vetter, Esq.

Cynthia E. Garabedian, Esq.

Fenwick & West LLP

801 California Street

Mountain View, California 94041

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, $0.001 par value per share	1,148,344(1)	$10.54(3)	$12,103,546(3)	$ 979

Common stock, $0.001 par value per share	229,669(2)	$ 8.96(3)	$ 2,057,835(3)	$ 167

Total	1,378,013			$1,146

(1)	Represents shares automatically reserved on January 1, 2003 for issuance upon exercise of options granted under the Registrant’s 1999 Equity Incentive Plan. Shares issuable upon exercise of the options granted under the Equity Incentive Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on September 24, 1999 (Registration No. 333-87791), November 13, 2001 (Registration No. 333-73244), and March 29, 2002 (Registration No. 333-85242).

(2)	Represents shares automatically reserved on January 1, 2003 for issuance upon exercise of options granted under the Registrant’s 1999 Employee Stock Purchase Plan. Shares issuable upon exercise of the options granted under the Employee Stock Purchase Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on September 24, 1999 (Registration No. 333-87791), November 13, 2001 (Registration No. 333-73244) and March 29, 2002 (Registration No. 333-85242).

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low sales prices reported on the Nasdaq National Market on July 23, 2003. In the case of the Employee Stock Purchase Plan, this amount is multiplied by 85%, which is the percentage of the price per share applicable to purchases under the Employee Stock Purchase Plan.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This registration statement on Form S-8 registers an aggregate of 1,378,013 additional shares of common stock automatically reserved on January 1, 2003, for issuance upon exercise of stock options granted under the Registrant’s 1999 Equity Incentive Plan and 1999 Employee Stock Purchase Plan, pursuant to the terms of each such plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on September 24, 1999 (Registration No. 333-87791), November 13, 2001 (Registration No. 333-73244) and March 29, 2002 (Registration No. 333-85242).

Amendments to the 1999 Equity Incentive Plan and 1999 Employee Stock Purchase Plan were approved by the Registrant’s stockholders at its 2003 Annual Meeting of Stockholders to eliminate the automatic annual increase in the number of shares reserved for issuance under each such plan. As such, there will be no future automatic annual increases in the number of shares reserved for issuance pursuant to either such plans.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 29th day of July, 2003.

KEYNOTE SYSTEMS, INC.

By:	/s/ Umang Gupta
Umang Gupta
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Umang Gupta and John Flavio, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection herewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
Principal Executive Officer:

/s/ Umang Gupta Umang Gupta	Chairman of the Board and Chief Executive Officer	July 29, 2003

Principal Financial Officer:

/s/ John Flavio John Flavio	Senior Vice President of Finance, Chief Financial Officer and Secretary	July 29, 2003

Principal Accounting Officer:

/s/ Peter J. Maloney Peter J. Maloney	Vice President of Finance	July 29, 2003

Other Directors:

/s/ David Cowan David Cowan	Director	July 29, 2003

/s/ Stratton Sclavos Stratton Sclavos	Director	July 29, 2003

/s/ Deborah Rieman Deborah Rieman	Director	July 29, 2003

/s/ Mohan Gyani Mohan Gyani	Director	July 29, 2003

/s/ Geoffrey Penney Geoffrey Penney	Director	July 29, 2003

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EXHIBIT INDEX

Exhibit Number	Exhibit Title

4.01	Registrant’s 1999 Equity Incentive Plan.

4.02	Registrant’s 1999 Employee Stock Purchase Plan.

5.01	Opinion of Fenwick & West LLP.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of KPMG LLP, Independent Auditors.

24.01	Power of Attorney (see page 3).